Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-101288, No. 333-88686, No. 333-88366 and No. 333-88364) and Forms S-8 (No. 333-86172, 333-67216 and No. 333-43818) of Deltagen, Inc. of our report dated April 13, 2003 except as to Note 21(h) which is as of April 29, 2003 relating to the consolidated financial statements, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

June 2, 2003